Exhibit 99.1

Smart & Final Stores, Inc. Elects New Director

COMMERCE, Calif. (January 9, 2017) — Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), today announced the election of Elaine Rubin to its board of directors (the “Board”), effective January 5, 2017.

Dave Hirz, President and Chief Executive Officer, commented, “With 145 years of history at Smart & Final, it’s as important as ever to evolve the ways we listen to and engage with our customers, which is why Elaine Rubin will be an excellent addition to our board of directors. Elaine’s extensive board and management experience in ecommerce and digital retail will provide valuable perspectives and insights on our customer-centric business. We’re pleased to have her join our Board as Smart & Final continues its growth plan and works to provide innovative offerings to its customers.”

Ms. Rubin is the founder and president of Digital Prophets Network, a consulting, advisory and executive placement firm, with a network of more than 150 certified digital and retail commerce experts.  Elaine personally has more than 20 years of executive management and advisory experience in projecting, developing and managing ecommerce, digital, marketing, retail and direct-to-consumer businesses, ranging from leadership positions at 1800flowers.com, iVillage.com, amazon.com, and helping brands like Pier1 Imports and elf cosmetics develop their dotcom digital strategies. As a direct-to-consumer business and multichannel marketing pioneer with strategic and operational experience in retail, she is best known in the industry as the founder of Shop.org, the digital division of National Retail Federation (NRF).

Ms. Rubin is actively engaged as a board member of Blue Nile (NILE;NASDAQ), a board member of Moosejaw Mountaineering (a private company dedicated to outdoor fun), an advisor to Hint Inc. (a private company dedicated to healthy beverage consumption), a member of the Shop.org Think Tank, and co-founder of Retreat & Disrupt (an invite only digital leader’s summit).

Previously, Ms. Rubin served as founder, chairman and board member of Shop.org, board member and recipient of the Silver Plaque Award for service to NRF, and retail advisory board member for Hilco Global.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of October 9, 2016, the Company operated 304 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com